            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                APRIL 30, 1996

                                                        REGISTRATION NO. 33-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            -----------------------

                         ALPHA TECHNOLOGIES GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                (State of other jurisdiction of incorporation or
                                 organization)

                                   76-0079338
                    (I.R.S. Employer Identification Number)

                              750 LEXINGTON AVENUE
                                   27TH FLOOR
                               NEW YORK, NY 10022
                    (Address of Principal Executive Offices)

                             1994 STOCK OPTION PLAN
                            (Full title of the Plan)

                            ------------------------

                           LAWRENCE BUTLER, PRESIDENT
                              750 LEXINGTON AVENUE
                                   27TH FLOOR
                               NEW YORK, NY 10022
                    (Name and address of agent for service)

          Telephone number, including area code of agent for service:
                                 (212) 446-5258

                           --------------------------

                                    Copy to:

                             ROBERT W. FORMAN, ESQ.
                              GREENBERGER & FORMAN
                          1370 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-4602
                                 (212) 757-4001

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================

                             Proposed   Proposed
                             maximum    maximum
Title of           Amount    offering  aggregate    Amount of
securities to      to be      price     offering   registration
be registered    registered   per share*  price*       fee
- ---------------  ----------  --------------------  ------------

Common Stock,
 $.03 par
 value            1,000,000  $6-15/16  $6,937,500     $2,358.75

===============================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 on the basis of the closing price of the Company's Common Stock as quoted on the NASDAQ Stock Market on April 17, 1996.

                        1,000,000 Shares of Common Stock
                                ($.03 Par Value)

                            1994 STOCK OPTION PLAN,
                            AS AMENDED AND RESTATED
                                       OF
                         ALPHA TECHNOLOGIES GROUP, INC.
                         ------------------------------

       This Prospectus covers the offer and sale of up to 1,000,000 shares of Common Stock, par value $.03 per share (the "Common Stock"), of Alpha Technologies Group, Inc. (the "Company") to employees, directors and consultants of the Company who have been or may be granted options pursuant to the Company's 1994 Stock Option Plan, as amended and restated (the "Plan"). The offer is made at the prices and on the terms and conditions contained in the Common Stock options granted or to be granted pursuant to the Plan.

       The Shares covered by this Prospectus are traded on the NASDAQ National Market System. Employees who are not "affiliates" of the Company (as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Act")) and who exercise options to purchase Shares under the Plan may resell such Shares from time to time.

       This Prospectus is not available for resale of the securities described herein by persons who are "affiliates" of the Company, as that term is defined in Rule 405 under the Act. Such resales may be made pursuant to Rule 144 under the Act or pursuant to a registration under Rule 415 under the Act by means of a separate prospectus. See - "Restrictions on Resale"

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                         ______________________________
                                 APRIL 30, 1996

       NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS

Page
The Company...........................................    3

Alpha Technologies Group, Inc. 1994 Stock
  Option Plan, as Amended and Restated................    4

         General Information..........................    4
         Summary of the Plan..........................    4
           Administration.............................    5
           Eligibility and Extent of Participation....    5
           Purchase Price of Exercise of Options......    6
           Expiration and Transfer of Options.........    6
           Adjustment of Shares.......................    7
           Amendments to and Termination of the Plan..    7
         Federal Income Tax Consequences..............    8

Restrictions on Resale of Stock.......................    9

Description of Capital Stock..........................    9

Experts...............................................   10

Legal Matters.........................................   10

Statement on Indemnification..........................   10

Available Information.................................   11

Information Incorporated by Reference.................   11

                                  THE COMPANY

GENERAL

     Alpha Technologies Group, Inc. ("Alpha" or the "Company"), through its wholly owned subsidiary, Wakefield Engineering, Inc. ("Wakefield"), and its 80%- owned subsidiary, Uni-Star Industries, Inc. ("Uni-Star"), designs, manufactures and sells thermal management products and connectors. The Company's thermal management products serve the microprocessor, computer, consumer electronics, transportation and other industries, and its connector products serve the defense, telecommunications, automotive and aerospace industries. Thermal management products, principally heat sinks, remove excess heat generated by electronic components within personal computers, power supplies, stereo amplifiers and other electronic systems. The Company also designs, manufactures and sells miniature, micro-miniature and nano-miniature connectors to meet rigid industrial and military specifications. Most of the Company's connectors are customized products sold to niche markets.

     The Company was incorporated under its original name, Synercom Technology, Inc., in Texas in 1969, as a software company, and was reincorporated in Delaware in 1983. In 1993, the Company began its transformation from a software company to its current business. In September of 1994, the Company sold its remaining aspects of its software and related services business ("Information Solutions Segment" or "ISS"). Since October 1993, the Company has grown through a combination of acquisitions and internal growth.

ACQUISITIONS

     The following table sets forth the significant acquisitions made by the Company during the last three fiscal years:

          MONTH ACQUIRED                            BUSINESS
          --------------                            --------

October 1993............             Thermal management operations in
                                      Wakefield and Fall River, Massachusetts
                                      ("Wakefield")

June 1994...............             Connector and related product operations
                                      in South Pasadena, California,
                                      Montgomeryville, Pennsylvania and
                                      Cincinnati, Ohio ("Uni-Star")
August 1994.............             Thermal management operations in Temecula,
                                      California ("Ahamtor")
June 1995...............             Aluminum extrusion operations in Fullerton,
                                      California ("Specialty")

     Wakefield is a wholly-owned subsidiary of the Company; Ahamtor is a division of Wakefield and Specialty is a wholly-owned subsidiary of Wakefield. Uni-Star is an 80%-owned subsidiary of the Company.

DISCONTINUED OPERATION

     In September of 1994, the Company sold the assets and business of ISS for $4,000,000, of which $2,000,000 was paid at closing, $1,000,000 was paid in January of 1995 and the final $1,000,000 was paid in March 1995.


                         ALPHA TECHNOLOGIES GROUP, INC.
                            1994 STOCK OPTION PLAN
                            AS AMENDED AND RESTATED

GENERAL INFORMATION

          In September 1994, the Company's Board of Directors adopted the Plan under which 400,000 shares of the Company's Common Stock, $.03 par value, as adjusted for stock splits, were reserved for issuance under options granted or to be granted to employees, director or consultants of the Company or any parent or subsidiary thereof during the ten year term of the Plan. The stockholders of the Company approved the Plan in April 1995. In April 1995, the Board adopted an amendment (the "Amendment") to the Plan increasing the number of shares that could be issued thereunder to 1,000,000. The Amendment was approved by stockholders in April 1996.

SUMMARY OF THE PLAN

          The following summary of the Plan is not intended to be complete, and is qualified in its entirety by reference to the Plan itself, a copy of which may be obtained without charge from the Company by requesting a copy from Alpha Technologies Group, Inc., 330 Barker Cypress Road, Suite 270, Houston, TX 77094, telephone 713-647-9941, facsimile 713-647-0587.

          The primary purpose of the Plan is to provide a continuing, long-term incentive to the Company and its subsidiaries so that the Company will be able to attract and retain qualified personnel. Options granted to employees under the Plan may be either incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options. Options granted to non-employee directors or consultants under the Plan will be Options which do not constitute Incentive Stock Options. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it a qualified plan under Section 401(a) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES."

ADMINISTRATION

          The Plan is administered by a Committee (the "Committee"), appointed by the Board of Directors (the "Board"), consisting of not less than two outside members of the Board within the meaning of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. The interpretations and constructions by the Committee of any provisions of the Plan and of Options granted thereunder, and such determinations of the Committee as it deems appropriate for the administration of the Plan and of Options granted thereunder, are final and conclusive on all persons having any interest thereunder. The present members of the Committee are Frederick Heim and Donald
K. Grierson.

          The Committee has the authority, in its discretion and subject to the express provisions of the Plan, to determine the individuals to receive Options, the time when they will receive such Options, the purchase price and the number of Shares which will be subject to each Option, and the other terms and provisions of the respective Options (which need not be identical). Under the Plan, commencing in 1996, the maximum number of options that may be granted under the Plan to an individual during any calendar year may not exceed 100,000.

ELIGIBILITY AND EXTENT OF PARTICIPATION

          Options may be granted only to employees, consultants and directors of the Company and its subsidiaries. Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in
Section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are consultants or directors of the Company or any such parent or subsidiary corporation. As of April 17, 1996, approximately 700 individuals were eligible to receive Options, and Options were held by 77 individual(s) under the Plan. Subject to the terms of the Plan, the Committee has full and final authority to determine the persons who are to be granted Options under the Plan and the number of Shares subject to each Option.

PURCHASE PRICE AND EXERCISE OF OPTIONS

          The purchase price for each Share issuable upon exercise of an Incentive Stock Option shall not be less than 100% of the fair market value of such Share on the date the Option is granted, except that no Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock options plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee may authorize the purchase price to be paid in whole, or in part, by delivery of shares of the Company's common stock having a fair market value equal to the option exercise price.

          An Option may be exercised in such amounts and at such times as may be determined by the Committee at the time of grant of such Option. An Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. To the extent that an Option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

EXPIRATION AND TRANSFER OF OPTIONS

          Options are non-transferable, except by will or by the laws of descent and distribution. During the lifetime of each Option holder, only that person may exercise the Option.

ADJUSTMENT OF SHARES

          If any change is made in the Shares subject to the Plan, or subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of Shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment shall be made as to the maximum number of Shares subject to the Plan, and the number of Shares and prices per share of stock subject to outstanding Options as the Committee may deem appropriate. In addition, in certain events involving a "Change of Control" (as defined in the Plan), the Committee may accelerate the time in which options may be exercised, require the surrender of options in exchange for the payment to the optionee of the "Change of Control Value" (as defined in the Plan) or make other adjustments to the options as provided in the Plan.

AMENDMENTS TO AND TERMINATION OF THE PLAN

          The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company. Except with respect to Options then outstanding, the Plan shall terminate on September 12, 2004 and no further Options shall be granted after that date.


                        FEDERAL INCOME TAX CONSEQUENCES

          The following summary of the Federal income tax consequences of the grant and exercise of Options, and the disposition of Shares purchased pursuant to the exercise of Options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it deal with state and local tax considerations.

INCENTIVE STOCK OPTIONS

          No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax under section 55 of the Code.

          If the requirements of section 422(a) of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder for more than two years after the grant of the Option and for more than one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as long-term capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422(a) of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a "disqualifying disposition"), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs. The amount of such ordinary income will be the excess of (a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the Option price, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. In addition, long-term capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than one year by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the Option price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

          If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

NON-QUALIFIED OPTIONS

          No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company.

                        RESTRICTIONS ON RESALE OF STOCK

          Shares purchased hereunder by a person deemed an "affiliate" of the Company under the 1933 Act, must be registered for resale by such person unless such resale complies with the provision of Rule 144 promulgated under the 1933 Act. Rule 405 under the 1933 Act defines an "affiliate" as "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company. Generally, under Rule 144, if certain conditions, including a two year holding period, are met, a person may sell, within a three month period, a number of shares that does not exceed the greater of 1% of the number of outstanding shares or the average weekly trading volume during the four calendar weeks preceding the filing of the requisite notice. In addition, every officer or director of the Company is subject to the reporting and "short swing" profits liability provisions of
Section 16 of the 1934 Act. Such provisions may restrict resale of shares of Common Stock received under the Plan. The foregoing is not intended to be a complete statement of applicable law and participants in the Plan should rely on their own legal counsel.

                          DESCRIPTION OF CAPITAL STOCK

          The authorized capital stock of the Company consists of (a) 180,000 shares of Preferred Stock, $100 par value, none of which is outstanding, and (b) 17,000,000 shares of Common Stock, par value $.03. As of April 17, 1996, 6,192,441 shares of Common Stock were issued and outstanding, and 935,404 additional shares of Common Stock were issued and held by the Company as treasury shares. In addition, 1,295,000 Shares were reserved for issuance upon the exercise of all outstanding stock options. A summary of the rights, preferences and privileges of the Company's authorized capital stock follows:

COMMON STOCK

          Subject to the rights of holders of any Preferred Stock issued in the future, the holders of Common Stock are entitled to one vote per share in all matters to be voted on by stockholders and are entitled to share pro rata in any dividends which may be declared from time to time by the Board of Directors out of the funds available therefor and in any distributions on liquidation. The holders of Common Stock have no pre-emptive rights or cumulative voting rights.

PREFERRED STOCK

          There are no shares of Preferred Stock of any class outstanding and the Company has no present plans to issue any such shares. Shares of the Company's Preferred Stock have preference over shares of Common Stock with respect to the payment of dividends and distributions upon liquidation or dissolution. The Board of Directors has the authority to issue the Preferred stock and to fix the rights, preferences, privileges and restrictions, including the dividend rate, conversion rights, redemption rights, voting rights and liquidation preferences, without any vote or action by the stockholders, which could adversely affect the voting power of the holders of Common Stock, including the loss of control of the Company. The Preferred Stock could be issued with such characteristics as to delay or prevent a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock.

                                    EXPERTS

          The financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein upon the authority of said Firm as experts in accounting and auditing in giving said report.

                                 LEGAL MATTERS

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Greenberger & Forman, 1370 Avenue of the Americas, New York, NY 10019.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS --
             DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION

          Under provisions of the Company's Certificate of Incorporation, any person made a party to any lawsuit by reason of being a director or officer of the Company, or any parent or subsidiary thereof, may be indemnified by the Company to the full extent authorized by the General Corporation Law of the State of Delaware.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                             AVAILABLE INFORMATION

          The Company is subject to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, 7 World Trade Center, New York, New York 10048; Los Angeles Regional Office, Suite 500 East, Securities and Exchange Commission Building, 5757 Wilshire Boulevard, Los Angeles, California 90036; and Chicago Regional Office, Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604.

                     INFORMATION INCORPORATED BY REFERENCE

          The Company's Proxy Statement dated February 22, 1996, its Annual Report on Form 10-KSB for the fiscal year ended October 29, 1995, and its Quarterly Report on Form 10-Q for the quarter ended January 28, 1996, which were previously filed with the Commission, are incorporated herein by reference.

          All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will promptly furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, the Annual Report to Stockholders for the Company's latest fiscal year and a copy of any or all of the documents described above, other than exhibits to such documents. Requests should be addressed to Investor Relations, Alpha Technologies Group, Inc., 750 Lexington Avenue, 27th Floor, New York, NY 10022; telephone number (212) 446-5258; facsimile number (212) 446-5240.

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145(a) of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

          Subsection 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. It empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Article Ninth of the Company's By-Laws provides that:

          The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section.

     The Company has entered into indemnification agreements with each director providing for indemnification to the fullest extent permitted by Delaware law. In addition, the Company maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties and has entered into indemnification agreements with its officers and directors.


Item 8.    EXHIBITS.

     The following documents are filed as Exhibits to this Registration
Statement:

     4(a)   --   1994 Stock Option Plan, as Amended and Restated./1/

     5      --   Opinion of Greenberger & Forman as to the validity
                 of the Shares being registered.

     24.1   --   Consent of Greenberger & Forman (included in
                 Exhibit 5 hereto).

     24.2   --   Consent of Arthur Andersen LLP (included in Part II
                 of this Registration Statement).
- ----------

/1/ Incorporated by reference from Exhibit 10.14 to Registrant's Form 10-KSB for its fiscal year ended October 29, 1995.

Item 9.   UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       E. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each employee to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       H. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of April, 1996.

                                        ALPHA TECHNOLOGIES GROUP, INC.
                                             (Registrant)

                                        By:  /s/ Lawrence Butler
                                             ----------------------------
                                        LAWRENCE BUTLER, President
                                        and Principal Executive
                                        Officer

                                        By:  /s/ Johnny Blanchard
                                             ----------------------------
                                        JOHNNY BLANCHARD,
                                        Vice President - Finance and
                                             Principal Accounting and
                                        Financial Officer

       IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                   Signature                                Title                  Date
- -----------------------------------------------  ---------------------------  --------------


                                                 President, Chief Executive
/s/ Lawrence Butler                              Officer and Director         April 23, 1996
- -----------------------------------------------
               Lawrence Butler




/s/ Marshall Butler                              Chairman of the Board        April 23, 1996
- -----------------------------------------------
               Marshall Butler



/s/ Warren Lichtenstein                          Director                     April 23, 1996
- -----------------------------------------------
             Warren Lichtenstein



/s/ Donald K. Grierson                           Director                     April 23, 1996
- -----------------------------------------------
              Donald K. Grierson



/s/ Kenneth Rind                                 Director                     April 22, 1996
- -----------------------------------------------
                Kenneth Rind



/s/ Frederic Heim                                Director                     April 22, 1996
- -----------------------------------------------
               Frederic Heim



/s/ Michael J. Konigsberg                        Director                     April 23, 1996
- -----------------------------------------------
            Michael J. Konigsberg



                                                 Chief Financial Officer
                                                  (Principal Financial and
/s/ Johnny J. Blanchard                           Accounting Officer)          April 25, 1996
- -----------------------------------------------
             Johnny J. Blanchard
